News Release

Artio Global Investors Inc.

Artio Global Investors Inc. Announces Fourth Quarter and Full Year 2012 Results to be Released on February 14, 2013

New York – (BUSINESS WIRE) – January 31, 2013 – Artio Global Investors Inc. (NYSE: ART) (the “Company”) today reported that it plans to announce its results for the fourth quarter and full year 2012 on Thursday, February 14, 2013, in a news release to be issued at approximately 7:00 a.m. Eastern Time. The news release will also be available in the Investor Relations section of the Company’s website at www.ir.artioglobal.com.

The Company will host a conference call at 8:00 a.m. Eastern Time that day to discuss the results. The call will be open to the public and can be accessed by dialing 1 (888) 771-4371 (callers inside the U.S.) or 1 (847) 585-4405 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The confirmation code for the call will be 34052652. A simultaneous webcast of the call (on a listen-only basis), as well as an audio replay, will be available at www.ir.artioglobal.com.

About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global”), a registered investment adviser that actively invests in global fixed income and equity markets primarily for institutional and intermediary clients.

Headquartered in New York City, Artio Global offers a select group of investment strategies including High Grade Fixed Income, High Yield, International Equity and Global Equity. Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

For more information, please visit www.artioglobal.com.

Investors:	Media:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 212 754 5423
ir@artioglobal.com	nshapiro@intermarket.com